Exhibit 99.3

Customer & Partner Talking Points

•	I am excited to share that Open Lending has entered into a definitive agreement to be acquired by ANV Group Holdings, subject to customary closing conditions, including regulatory approvals.

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ANV was established in December 2025 following a strategic transaction in which AmTrust Financial Services and Blackstone Credit & Insurance spun off a portfolio of AmTrust’s managing general agencies and fee-based businesses into an independent company.

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AmTrust has been a partner with Open Lending for over 15 years, with the partnership beginning in August 2010 to support the Lenders Protection program. In August 2025, we extended our partnership with AmTrust until 2033, marking over a decade and a half of collaboration.

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Joining ANV will provide Open Lending with additional capital and a broader market and distribution reach. The acquisition will also help expand Open Lending’s strategic capabilities, which we anticipate will drive long-term profitable growth and innovation. We believe ANV’s broader market presence and established distribution network will expand Open Lending’s reach across financial institutions, dealers, and partners, creating new channels for growth and deeper market penetration.

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ANV pursued this transaction because of the strength of what Open Lending already does and the direction we’re heading. They are acquiring the business for its proven model, strong execution, and clear strategic roadmap — not to change course or disrupt what is working.

•	The acquisition is expected to be completed in the third quarter of 2026, subject to customary closing conditions, including regulatory approvals.

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If you have any further questions or concerns in the coming weeks, please do not hesitate to reach out to me. Thank you for your continued partnership, and we look forward to moving into this exciting future together.

Will we continue to offer multiple carriers on the program?

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We have strong, longstanding relationships with our carrier partners and value the collaboration and support they have provided to Open Lending. We do not anticipate any changes to those relationships.

What is the impact of going from being a public company to a private one?

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As a public company, we are subject to significant compliance obligations and costs. Through this transaction, we will be able to eliminate these burdens and focus our energy and resources on growing the Company.

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In addition, we believe that going private through this transaction will provide us with greater flexibility and faster execution, allowing us to more effectively pursue a long-term strategic focus without having to worry about the quarterly earnings cycle.

Does anything change in my regular business with Open Lending?

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We expect business as usual throughout this process. Our commitment to providing you with the service and products you need remains stronger than ever, and we are confident that the strategic acquisition of Open Lending by ANV will allow us to enhance and expand our service and offerings for our valued customers.

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Additional Information and Where to Find It

The tender offer for the shares of Open Lending Corporation’s (“Open Lending” or the “Company”) common stock (the “Offer”) has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Open Lending’s securities, nor is it a substitute for the Offer materials that ANV Group Holdings Ltd. (“ANV”) and Lakers Acquisition Sub, Inc., a subsidiary of ANV (“Purchaser”), will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy shares of Open Lending’s common stock will only be made pursuant to the Offer materials that ANV and Purchaser intend to file with the SEC. At the time the Offer is commenced, ANV and Purchaser will file Offer materials on Schedule TO with the SEC, and Open Lending will thereafter file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF OPEN LENDING SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of Open Lending at no expense to them at Open Lending’s website at www.openlending.com and (once they become available) will be mailed to Open Lending’s stockholders free of charge. The information contained in, or that can be accessed through, Open Lending’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. Open Lending also files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Open Lending with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” or “continue,” or the negative of these words or other similar terms. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the Offer, the merger and related transactions, including, for example, the anticipated timing of the completion of the Offer and the merger and the potential benefits of the merger, reflect management’s current analysis of existing information and are subject to various risks and uncertainties. As a result, undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Actual results may differ materially from those

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expressed or implied in forward-looking statements, including due to the following factors, among others: (i) uncertainties as to the timing of the Offer and the merger; (ii) uncertainties as to how many stockholders will tender their shares in the Offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that the Company will terminate the merger agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (vi) the risk that the merger agreement may be terminated in circumstances requiring the Company to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on the Company’s relationships, including with employees, business partners and customers; (viii) the risk of actual or threatened litigation in connection with the Offer and merger; and (ix) the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as the tender offer materials filed and to be filed by ANV and the Purchaser in connection with the Offer and the solicitation/recommendation statement to be filed by the Company. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Open Lending Corporation - Business Use Only